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                                                                Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Infonautics, Inc. on Form S-8 (File No. 333-12279) and Form S-8 (File No. 333-37545) of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of Infonautics, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


/s/Coopers & Lybrand L.L.P.


2400 Eleven Penn  Center
PHILADELPHIA, PENNSYLVANIA
March 30, 1998